Exhibit 10.mm

Adopted pursuant to resolutions of the
Cinergy Corp. Benefits Committee
on December 18, 2002

AMENDMENT TO THE
CINERGY CORP. NONQUALIFIED
DEFERRED INCENTIVE COMPENSATION PLAN

The Cinergy Corp. Nonqualified Deferred Incentive Compensation Plan, as amended and restated effective as of December 1, 1996 (the “Plan”), is hereby amended effective as of January 1, 2002.

(1)           Explanation of Amendment

The Plan is amended to permit the Cinergy Corp. Benefits Committee to make certain exceptions to the general rules relating to the timing requirements for making deferral elections.

(2)           Amendment

Section 3.2(b) of the Plan is hereby amended by adding the following at the end thereof:

“Notwithstanding the foregoing, the Committee may permit a Deferral Agreement to be delivered following the first day of a Plan Year in circumstances where the Committee determines that it is appropriate and desirable.”

IN WITNESS WHEREOF, Cinergy Corp. has caused this Amendment to be executed and approved by its duly authorized officer on December 20, 2002.

By:
Timothy J. Verhagen
Vice President Human Resources